UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2018 (January 11, 2018)

LIBERTY OILFIELD SERVICES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 17th Street, Suite 2400

Denver, Colorado 80202

(Address of principal executive offices)

(Zip Code)

(303) 515-2800

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Master Reorganization Agreement

On January 11, 2018, Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with, among others, Liberty Oilfield Services Holdings LLC, a Delaware limited liability company (“Liberty Holdings”), and Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“Liberty LLC”).

Subject to the terms and conditions set forth in the Master Reorganization Agreement, the parties thereto agreed to effect a series of restructuring transactions (the “Reorganization”) in connection with the closing of the Company’s initial public offering (the “Offering”) of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), as a result of which (i) Liberty Holdings contributes all of its assets to Liberty LLC in exchange for units in Liberty LLC (“Liberty LLC Units”), (ii) Liberty Holdings liquidates and distributes to its existing owners (the “Legacy Owners”) Liberty LLC Units in accordance with its limited liability company agreement, with the allocation of such Liberty LLC Units among the Legacy Owners to be later determined, pursuant to the terms of the limited liability company agreement of Liberty Holdings and the Master Reorganization Agreement by reference to an implied valuation for the Company based on the 5-day volume weighted average price (subject to a collar) of the Class A Common Stock (“5-day VWAP”) for the first five days it is traded on the New York Stock Exchange (“NYSE”), (iii) the Legacy Owners directly or indirectly contribute all or a portion of their Liberty LLC Units to the Company in exchange for 56,244,031 shares of Class A Common Stock, (iv) the Company issues each Legacy Holder that continues to own Liberty LLC Units following completion of the Offering (the “Liberty Unit Holders”) a number of shares of its Class B common stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) equal to the number of Liberty LLC Units held by such Liberty Unit Holder following the Offering, (v) the Company contributes the net proceeds of the Offering to Liberty LLC in exchange for an additional number of Liberty LLC Units such that the Company holds a total number of Liberty LLC Units equal to the number of shares of Class A Common Stock outstanding following the Offering and (vi) the Company uses a portion of the net proceeds it receives from the Offering and the exercise of the Underwriters’ Option (as defined below) to redeem shares of Common Stock and Liberty LLC Units held by certain Legacy Owners following the determination of the 5-day VWAP.

The foregoing transactions were or will be undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. As a result of these transactions, Liberty LLC became a subsidiary of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On January 11, 2018, the Company, Liberty LLC and R/C Energy IV Direct Partnership, L.P. (the “Selling Shareholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale in the Offering of 12,731,092 shares of Class A Common Stock at a price to the public of $17.00 per share ($16.065 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company and the Selling Shareholder granted the Underwriters a 30-day option to purchase up to 1,909,663 additional shares of Class A Common Stock (1,609,122 shares from the Company and 300,541 shares from the Selling Shareholder) (the “Underwriters’ Option”). The Underwriters exercised the Underwriters’ Option in full on January 16, 2018. The material terms of the Offering are described in the prospectus, dated January 11, 2018 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 16, 2018, pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333- 216050) (the “Registration Statement”), initially filed by the Company on February 14, 2017.

The Underwriting Agreement contains certain representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering and the Underwriters’ Option closed concurrently on January 17, 2018. The Company received proceeds from the Offering, including from the exercise of the Underwriters’ Option, of approximately $220.4 million (net of underwriting discounts and commissions and estimated Offering expenses payable by the Company). As described in the Prospectus, the Company contributed the net proceeds from the Offering to Liberty LLC in exchange for Liberty Units. Liberty LLC will use the net proceeds (i) to repay outstanding borrowings and accrued interest under the $250.0 million asset-based revolving credit facility subject to a borrowing base (the “ABL Credit Facility”), (ii) to repay 35% of outstanding borrowings, accrued interest and prepayment premium under a $175.0 million, five-year term loan and (iii) for general corporate purposes, including additional repayment of debt and funding a portion of the Company’s 2018 and other future capital expenditures. The Company will use a portion of the net proceeds from the Offering and the exercise of the Underwriters’ Option to redeem shares of Common Stock and Liberty LLC Units held by certain Legacy Owners following the determination of the 5-day VWAP and pursuant to the terms of the Master Reorganization Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., Underwriters in the Offering, are lenders under the ABL Credit Facility that was repaid with a portion of the net proceeds of the Offering. Therefore, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. were each deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, the Offering was conducted in accordance with Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of the Registration Statement and the Prospectus and exercise the usual standards of due diligence in respect thereto. Morgan Stanley & Co. LLC. served as a qualified independent underwriter for the Offering. The Company has agreed to indemnify Morgan Stanley & Co. LLC against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. Morgan Stanley & Co. LLC did not receive compensation for acting as a qualified independent underwriter. To comply with FINRA Rule 5121, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. did not confirm sales to any account over which they exercised discretionary authority without the specific written approval of the account holder.

Furthermore, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for Company and its affiliates, for which they received or will receive customary fees and expenses.

Liberty LLC Agreement

On January 17, 2018, in connection with the Offering, the members of Liberty LLC entered into the second amended and restated limited liability company operating agreement of Liberty LLC (as amended and restated, the “Liberty LLC Agreement”). The Liberty LLC Agreement, among other things, admitted the Company as the sole managing member of Liberty LLC. In accordance with the terms of the Liberty LLC Agreement, the holders of Liberty LLC Units generally have the right to exchange their Liberty LLC Units (and a corresponding number of shares of Class B Common Stock), for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Liberty LLC Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications. In lieu of paying shares of Class A Common Stock, Liberty LLC may elect to pay an equivalent amount of cash based on the 30-day volume weighted average price of Class A Common Stock ending on the trading day that is immediately prior to the date that such right is exercised by the holders of Liberty LLC Units.

The foregoing description of the Liberty LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Liberty LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On January 17, 2018, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto as the Holders (the “Holders”).

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, at any time after expiration of the 180-day lock-up period described in the Prospectus, certain Holders (the “Sponsoring Holders”) have the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of Class A Common Stock. In advance of the filing of any such registration statement, the Company is required to provide notice of the request to all other Holders, who may participate in the registration. The Company is required to use reasonable best efforts to maintain the effectiveness of any such registration statement until the earlier of (i) 180 days (or two years if a shelf registration statement is requested) after the effective date of such registration statement and (ii) the date by which all shares covered by such registration statement have been sold. Subject to certain exceptions and other limitations, the Company is not obligated to effect such a registration within 90 days after the closing of any underwritten offering of shares of Class A Common Stock. The Company is also not obligated to effect any registration unless the dollar amount of the registrable securities of the Sponsoring Holder(s) demanding such registration to be included therein is reasonably likely to result in gross sale proceeds of at least $10 million, based on the five-day volume weighted average trading price of the Class A Common Stock on the NYSE for the period immediately preceding the request.

In addition, pursuant to the Registration Rights Agreement, the Sponsoring Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Class A Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of its equity securities or conduct an underwritten offering, whether or not for its account, then the Company must notify the Holders of such proposal reasonably in advance of the anticipated filing date or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The obligation to register shares under the Registration Rights Agreement will terminate as to any Holder when the Registrable Securities held by such Holder no longer constitute Registrable Securities. Registrable Securities means all shares of Class A Common Stock owned at any particular point in time by a Holder other than shares (i) that have been registered under the Securities Act and sold pursuant to an effective registration statement under the Securities Act or transferred to a person who is not entitled to demand that the Company effect registration and exercise certain other rights under the Registration Rights Agreement, (ii) sold in a transaction pursuant to Rule 144 under the Securities Act and the transferee thereof does not receive “restricted securities” as defined in Rule 144 or (iii) that have ceased to be outstanding.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

In connection with the closing of the Offering, on January 17, 2018, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Selling Shareholder, R/C IV Liberty Oilfield Services Holdings, L.P., a Delaware limited partnership (together with the Selling Shareholder and their affiliates “Riverstone”), Laurel Road, LLC, a California limited liability company, Laurel Road II, LLC, a California limited liability company, Concentric Equity Partners II, L.P., a Delaware limited partnership, BRP Liberty, LLC, a Georgia limited liability company, Bay Resource Partners, L.P. a Delaware limited partnership, Bay II Resource Partners, L.P., a Delaware limited partnership, Thomas E. Claugus, GMT Exploration, LLC, a Georgia limited liability company, and SH Ventures LOS, LLC, a Delaware limited liability company (collectively, together with Riverstone, the “Principal Stockholders”). Among other things, the Stockholders’ Agreement provides Riverstone with the right to designate a number of nominees (each such nominee, a “Riverstone Director”) to the Company’s board of directors (the “Board”) such that:

•	if Riverstone collectively beneficially owns at least 35% of the outstanding shares of Common Stock, Riverstone can designate up to five Riverstone Directors;

•	if Riverstone collectively beneficially owns less than 35% but at least 30% of the outstanding shares of Common Stock, Riverstone can designate up to four Riverstone Directors;

•	if Riverstone collectively beneficially owns less than 30% but at least 20% of the outstanding shares of Common Stock, Riverstone can designate up to two Riverstone Directors; and

•	if Riverstone collectively beneficially owns less than 20% but at least 10% of the outstanding shares of Common Stock, Riverstone can designate up to one Riverstone Directors.

Pursuant to the Stockholders’ Agreement, the Company and the Principal Stockholders will be required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees of such Riverstone Directors. At any time the members of the Board are allocated among separate classes of directors, (i) the Riverstone Directors will be in different classes of directors to the extent practicable and (ii) Riverstone will be permitted to designate the class or classes to which each Riverstone Director will be allocated. Riverstone will be entitled to designate the replacement for any Riverstone Director whose service on the Board ends terminates prior to the end of such director’s term. The rights granted to Riverstone to designate directors are additive to and not intended to limit in any way the rights that Riverstone may have to nominate, elect or remove the Company’s directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law, as amended.

In addition, the Stockholders’ Agreement provides that for so long as Riverstone beneficially owns at least 20% of the outstanding shares of Common Stock, Riverstone will have the right to cause any committee of the Board to include in its membership at least one Riverstone Director, except to the extent that such membership would violate applicable securities laws or stock exchange rules. Furthermore, so long as Riverstone beneficially owns at least 20% of the outstanding shares of Common Stock, the Company has agreed not to take, and will take all necessary action to cause its subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of Riverstone:

•	any material change, through any acquisition, disposition of assets or otherwise, in the nature of the Company’s business or operations;

•	hiring or terminating the Company’s chief executive officer or chief financial officer and their respective successors;

•	any transaction that, if consummated, would constitute a PubCo Change of Control (as defined in the Stockholders’ Agreement) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a PubCo Change of Control;

•	entering into any agreement providing for certain acquisitions or divestitures, in each such case, involving consideration payable or receivable by the Company in excess of $100 million in the aggregate in any single transaction or series of related transactions during any 12-month period;

•	any incurrence of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person) in excess of $100 million in the aggregate in any single transaction or series of related transactions during any 12-month period;

•	any issuance or series of related issuances of equity securities for an aggregate consideration in excess of $100 million;

•	any payment or declaration of any dividend or other distribution of any shares of Class A Common Stock or entering into any recapitalization transaction the primary purpose of which is to pay a dividend;

•	any increase or decrease in the size of the Board and committees of the Board;

•	settling any litigation involving the payment by the Company of an aggregate amount equal to or greater than $25 million;

•	entering into any joint venture or similar business alliance involving investment, contribution or disposition by the Company of assets (including stock of subsidiaries) having an aggregate fair market value in excess of $100 million, other than transactions solely between and among the Company and its wholly owned subsidiaries; and

•	any amendment, modification or waiver of the Company’s certificate of incorporation, bylaws or any other governing document following the date of the Stockholders’ Agreement that, subject to certain exceptions, (i) increases or decreases the number of Board seats or (ii) materially and adversely affects any Principal Stockholder.

The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreements

On January 17, 2018, in connection with the Offering, the Company entered into two tax receivable agreements, one with the Liberty Unit Holders (the “Liberty LLC TRA”) and the second with the Selling Shareholder (the “Blocker TRA” and, together with the Liberty TRA, the “Tax Receivable Agreements”). The Liberty LLC TRA generally provides for the payment by the Company of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using certain assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Offering as a result of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such Liberty Unit Holder’s Liberty LLC Units in connection with the Offering or pursuant to the exercise of the Redemption Right or the Call Right (in each case, as defined in the Liberty LLC TRA) and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Liberty LLC TRA. The Blocker TRA generally provides for the payment by the Company to the Selling Shareholder of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax (computed using certain assumptions to address the impact of state and local taxes) that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Offering as a result of (a) any net operating losses available to the Company as a result of the Reorganization and (b) imputed interest deemed to be paid by the Company as a result of any payments the Company makes under the Blocker TRA. Under both Tax Receivable Agreements, the Company will retain the benefit of the remaining 15% of these cash savings.

The term of each Tax Receivable Agreement commenced on January 17, 2018 and continues until all such tax benefits have been utilized or expired under the applicable agreement, unless the Company exercises its right to terminate such Tax Receivable Agreement. The payments under the Tax Receivable Agreements will not be conditioned upon a TRA Holder (as defined in the applicable Tax Receivable Agreement) having a continued ownership interest in either Liberty LLC or the Company.

If the Company elects to terminate a Tax Receivable Agreement early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to such Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the applicable Tax Receivable Agreement). In addition, payments due under a Tax Receivable Agreement will be similarly accelerated following certain transactions in respect of the Company that constitute a Change of Control (as defined in the Tax Receivable Agreements).

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Liberty LLC TRA, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, and the Blocker TRA, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated in this Item 1.01 by reference.

Long Term Incentive Plan

The description of the Liberty Oilfield Services Inc. Long Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Legacy Plan

The description of the Liberty Oilfield Services Inc. Legacy Restricted Stock Plan (the “Legacy Plan”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the Legacy Plan is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Master Reorganization Agreement

On January 17, 2018, the Company completed the reorganization transactions contemplated by the Master Reorganization Agreement. A description of the Master Reorganization Agreement and the transactions contemplated thereby is provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Master Reorganization Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Reorganization Agreement” and “Liberty LLC Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Registration Rights Agreement” and “Stockholders’ Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 11, 2018, effective simultaneously with the effectiveness of the Registration Statement, Michael Stock resigned from the Board and Christopher Wright, Peter A. Dea, William F. Kimble, N. John Lancaster, Jr., Ken Babcock, Jesal Shah, Brett Staffieri and Cary D. Steinbeck were appointed as members of the Board.

As compensation for services provided as a member of the Board, Messrs. Steinbeck, Dea, Babcock and Kimble will receive (i) an annual cash retainer of $65,000, (ii) a cash payment of $1,500 for each board meeting attended and (iii) an annual equity grant of $100,000 that will vest on the one-year anniversary of the grant date.

Messrs. Kimble, Dea and Steinbeck will serve as members on the Company’s audit committee, of which Mr. Kimble will be the chairman. As chairman of the audit committee, Mr. Kimble will receive an additional annual cash retainer of $20,000.

The Company does not anticipate that Messrs. Wright, Lancaster, Staffieri and Shah will receive any additional compensation for their service on the Board.

Further information regarding the compensation that Messrs. Wright, Dea, Kimble, Lancaster, Babcock, Shah, Staffieri and Steinbeck will receive following the consummation of the Offering is contained in the section of the Prospectus entitled “Executive Compensation and Other Information—Director Compensation” and is incorporated herein by reference.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs. Wright, Dea, Kimble, Lancaster, Babcock, Shah, Staffieri and Steinbeck and any other person pursuant to which he was selected as a director. Messrs. Wright, Dea, Kimble, Lancaster, Babcock, Shah, Staffieri and Steinbeck have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Pursuant to the Stockholders’ Agreement described above, Messrs. Lancaster, Staffieri, Babcock and Shah will be deemed to be Riverstone Directors. In accordance with the Stockholders’ Agreement, Riverstone has the right to designate one additional member of the Board.

Indemnification Agreements

In connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.7 through 10.18 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Long Term Incentive Plan

On January 11, 2018, the Board adopted the LTIP to incentivize employees, officers, directors and other service providers of the Company and its affiliates. The LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the LTIP, 12,908,734 shares of Class A Common Stock have been reserved for issuance pursuant to awards under the LTIP. Class A Common Stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares and shares withheld to pay the exercise price of, or to satisfy the withholding obligations with respect to, an award will again be available for delivery pursuant to other awards under the LTIP. The LTIP will be administered by the Board or a committee thereof.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Legacy Plan

On January 11, 2018, the Board adopted the Legacy Plan for employees of the Company and its affiliates who hold unvested Class B Units in Liberty Holdings. In connection with the reorganization described above, the unvested Class B Units will be exchanged for restricted stock awards granted pursuant to the Legacy Plan. The Legacy Plan was adopted for the limited purpose of facilitating the exchange of the unvested Class B Units for restricted stock awards. These restricted stock awards will be subject to the same vesting conditions applicable to the Class B Units immediately prior to the exchange.

The foregoing description of the Legacy Plan is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On January 17, 2018, prior to the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on January 17, 2018. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On January 11, 2018, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 11, 2018, by and among Liberty Oilfield Services Inc., Liberty Oilfield Services New HoldCo LLC, R/C Energy IV Direct Partnership, L.P., Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

2.1††	Master Reorganization Agreement, dated as of January 11, 2018, by and among Liberty Oilfield Services Inc., Liberty Oilfield Services Holdings LLC, Liberty Oilfield Services New HoldCo LLC, and the other parties named therein

3.1	Amended and Restated Certificate of Incorporation of Liberty Oilfield Services Inc.

3.2	Amended and Restated Bylaws of Liberty Oilfield Services Inc.

Exhibit No.	Description

4.1	Stockholders Agreement, dated as of January 17, 2018, by and among Liberty Oilfield Services Inc., R/C IV Liberty Oilfield Services Holdings, L.P., R/C Energy IV Direct Partnership, L.P., and the other parties named therein

10.1	Second Amended and Restated Limited Liability Company Operating Agreement of Liberty Oilfield Services New HoldCo LLC

10.2	Tax Receivable Agreement, dated January 17, 2018, by and among Liberty Oilfield Services Inc., R/C Energy IV Direct Partnership, L.P., and R/C Energy IV Direct Partnership, L.P., as agent

10.3	Tax Receivable Agreement, dated January 17, 2018, by and among Liberty Oilfield Services Inc. and the other parties named therein

10.4	Registration Rights Agreement, dated January 17, 2018, by and among Liberty Oilfield Services Inc. and the other parties named therein

10.5	Liberty Oilfield Services Inc. Long Term Incentive Plan

10.6	Liberty Oilfield Services Inc. Legacy Restricted Stock Plan

10.7	Indemnification Agreement (Christopher A. Wright)

10.8	Indemnification Agreement (Michael Stock)

10.9	Indemnification Agreement (Ron Gusek)

10.10	Indemnification Agreement (Brett Staffieri)

10.11	Indemnification Agreement (N. John Lancaster)

10.12	Indemnification Agreement (Cary Steinback)

10.13	Indemnification Agreement (Peter A. Dea)

10.14	Indemnification Agreement (William Kimble)

10.15	Indemnification Agreement (Ken Babcock)

10.16	Indemnification Agreement (Jesal Shah)

10.17	Indemnification Agreement (Sean Elliot)

10.18	Indemnification Agreement (Ryan Gosney)

††	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY OILFIELD SERVICES INC.

By:	/s/ R. Sean Elliott
R. Sean Elliott
Vice President and General Counsel

Dated: January 18, 2018